UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2023

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2023, Mr. Michael Franklin, Chief Executive Officer of Whole Earth Brands, Inc. (the “Company”), resigned from his position as Chief Executive Officer of the Company, effective immediately. As previously disclosed on a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 17, 2023 (as amended on August 7, 2023, the “Prior Form 8-K”), Mr. Franklin was placed on a leave of absence by resolution of the board of directors of the Company (the “Board”), so the Board may adequately discharge its fiduciary duties in connection with its evaluation of the proposal from Sababa Holdings FREE, LLC (“Sababa”) to acquire all the Company’s outstanding shares of common stock not already owned by Sababa and certain of its affiliates, as well as other strategic alternatives that may be available to the Company.

As previously disclosed on the Prior Form 8-K, Rajnish Ohri and Jeffrey Robinson were appointed as the Company’s Interim Co-Chief Executive Officers effective July 16, 2023. On October 9, 2023, Mr. Ohri and Mr. Robinson were appointed as the Company’s Co-Chief Executive Officers, effective immediately.

Mr. Ohri, age 62, is a seasoned entrepreneur and accomplished business operator with more than 30 years of experience in the consumer packaged goods industry across various geographies and cultures. As Vice President & Managing Director of IMEA at the Company from August 2020 to April 2023, he has demonstrated his passion for driving growth in underdeveloped markets and achieving positive results. Prior to joining the Company, Mr. Ohri served from October 2015 to August 2020 as the Managing Director of the IMEA region businesses of The Hain Celestial Group, Inc., a marketer, manufacturer and seller of organic and natural products.

Mr. Robinson, age 59, served as President of Company subsidiary Mafco Worldwide LLC (“Mafco”) and the Company’s Flavors & Ingredients segment from December 2020 to July 2023. Mr. Robinson began his career with Mafco in 1992. From August 2016 until December 2020, he was responsible for Mafco’s licorice extract business. Mr. Robinson served as Mafco’s CFO from November 2004 to December 2013. Mr. Robinson left Mafco in December 2013 (rejoining Mafco in August 2016) to work as CFO of Frutarom USA (now part of International Flavors & Fragrances - IFF).

There are no arrangements or understandings with any other person pursuant to which either Mr. Ohri or Mr. Robinson were appointed as the Company’s Co-Chief Executive Officers and there are no family relationships between either Mr. Ohri or Mr. Robinson and any director or executive officer of the Company. Additionally, there are no transactions between either of Mr. Ohri or Mr. Robinson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Ohri will continue to receive an annual base salary of $500,000 as well as the benefits and incentive-based compensation disclosed in the Prior Form 8-K. Mr. Robinson will continue to receive an annual base salary of $600,000 as well as the benefits and incentive-based compensation disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, as amended, initially filed with the SEC on April 28, 2023. Any additional compensation to serve as Co-Chief Executive Officers has not yet been determined by the Board. The Company will disclose any compensation adjustment made in connection with these appointments, if any, as required.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whole Earth Brands, Inc.

Date: October 11, 2023	By:	/s/ Ira W. Schlussel
Ira W. Schlussel
Vice-President and Chief Legal Officer